[LETTERHEAD OF GMAC MORTGAGE, LLC]


                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH REGULATION AB ITEM 1122 SERVICING CRITERIA



GMAC Mortgage, LLC (the "Company") has responsibility for assessing compliance to Regulation AB Item 1122(d) Servicing Criteria for the GMACM Private Platform (the "Platform"). As of, and for the period ending December 31, 2006, the Company has used the applicable 1122(d) servicing criteria listed below for assessing compliance:

-     1122(d)(1)(i),(ii),(iv); 1122(d)(2)(i),(ii),(iii),(v),(vi),(vii);
               1122(d)(3)(iii),(iv);
      1122(d)(4)(iii),(iv),(v),(vi),(vii),(viii),(ix),(x),(xi),(xii),(xiii),
      (xiv),(xv)

The following servicing criteria are not applicable to the Company:

-     1122(d)(1)(iii); 1122 (d)(2)(iv); 1122 (d)(3)(i),(ii); 1122(d)(4)(i),(ii)

The Company has engaged certain vendors (the "Vendors") to perform specific and limited, or scripted activities, and the Company elects to take responsibility for assessing compliance with the servicing criteria applicable to the Vendors set forth below:

-     1122(d)(2)(i) 1122(d)(4)(iv)
- A vendor posts cash receipts received via lockbox submission to the Company's lockbox clearing account.

-     1122(d)(4)(xi), (xiii)
- A vendor provides certain information to the Company to assist the Company in making tax and insurance payments on behalf of certain obligors.

The Company has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole. The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

The Company has complied, in all material respects, with the applicable servicing criteria above as of and for the period ending December 31, 2006 for the asset-backed transactions listed in Appendix A taken as a whole (such transactions, collectively, the "GMACM Private Platform").

An independent registered public accounting firm has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria as of, and for the period ending December 31, 2006.




/s/ Anthony N. Renzi
Anthony N. Renzi
Executive Vice President
GMAC Mortgage, LLC

March 6, 2007, except for the restatement discussed in Note 1 to Appendix A of Management's Assertion Concerning Compliance With Regulation AB Item 1122 Servicing Criteria, as to which the date is March 29, 2007

APPENDIX A (RESTATED)

   SECURITY


SACO 06-1
SACO 06-12
SACO 06-8
2006-5
SACO  06-10
SACO  06-6
SACO  06-7
SACO  06-9
SACO  06-9
GPMF2006AR6
GPMF2006AR7
GPMF2006AR8
2006-ARS1
LMT 2006-7
LXS 06-18N
2006-B
BAFC 06-5
HBVW 06-SB1
GSMPS06RP1
GSR 2006-2F
GSR2006-AR1
GSR 2006-4F
MSM 06-10SL
MSM 06-14SL
GPMF2006AR4
GPMF2006AR5
LXS2006-12N
LXS2006-GP4
2006-3H
2006-GEL3
LMT 2006-2
SAIL2006-2
2006-4N
2006-GP1
2006-GP2
2006-GP3
LXS 06-10N
NAAC2006S1
NAAC2006S2
2006-GEL4
2006-RF2
2006-S1
LXS  06-10N
LXS  06-12N
LXS  2006-7
LXS  2006-8
LXS2006-11
LXS2006-13
2006-1
MALT 2006-1
MALT 2006-3
MASD 2006-1
2006-HE1
CSMC 2006-1
CSMC  2006-8
CSMC 2006-9
LUM 2006-4
LUM 2006-5
MARM 06OA2
MARP 06-2
MIT 2006-1
MSM 06-1AR
MSM 06-9AR
MSM06-13ARX
MSM06-15XS
MSM06-16AX
MSM06-17XS
SASCO 06BC2
BAFC 06-1
BAFC 06-2
BAFC 06-4
GSR  2006-3F
 MASTR  06-1
MASTR  06-3
MASD 2006-2
ACE2006-SL1
ACE2006-SL4
MASD 2006-2
MASD 2006-3
BAYVW2006-D
BSABS06SD2
BSALTA 06-1
BSALTA  06-3
BSALTA  06-4
BSALTA  06-5
BSALTA  06-8
BSARM2006-2
DBALT06AB1
DBALT06AB2
DBALT06AB3
DBALT06AB4
DBALT06AF1
DBALT06AR1
DBALT06AR2
DBALT06AR3
DBALT06AR5
DBALT06AR6
DBALT06OA1
HBRVW 06-10
HBRVW 06-8
HBRVW 06-8
PRIME06-CL1
SACO  06-11
SAIL  2006-3
2006-AR3
2006-AR4
2006-S5
ARMT  2006-2
GSR2006-AR2
HBVW2006-13
HBVW2006-14
MARP 06-1
NHELI 06AF1

ADDITIONAL TRANSACTIONS(1)

RALI  2006-QA1
RALI  2006-QA2
RALI  2006-QA4
RALI  2006-QA5
RALI  2006-QA6
RALI  2006-QA8
RALI  2006-QA9
RALI  2006-QA10
RALI  2006-QA11
RALI  2006-QH1
RALI  2006-QO7
RALI  2006-QO8
RALI  2006-QO9
RALI  2006-QO10
RALI  2006-QS2
RALI  2006-QS4
RALI  2006-QS6
RALI  2006-QS7
RALI  2006-QS10
RALI  2006-QS11
RALI  2006-QS13
RALI  2006-QS14
RALI  2006-QS15
RALI  2006-QS16
RALI  2006-QS17
RAMP  2006-RS1
RAMP  2006-RS2
RAMP  2006-RS3
RAMP  2006-RS4
RAMP  2006-RS5
RAMP  2006-RS6
RAMP  2006-SP1
RAMP  2006-SP2
RAMP  2006-SP3
RAMP  2006-SP4
RFMSI 2006-S5
RFMSI 2006-S6
RFMSI 2006-S7
RFMSI 2006-S8
RFMSI 2006-S9
RFMSI 2006-S10
RFMSI 2006-S11
RFMSI 2006-S12
RFMSI 2006-SA2
RFMSI 2006-SA3
RFMSI 2006-SA4
RFMSII  2006-HI3
RFMSII  2006-HI4
RFMSII  2006-HI5
RFMSII  2006-HSA2
RFMSII  2006-HSA3
RFMSII  2006-HSA4
RFMSII  2006-HSA5




(1) GMAC Mortgage LLC has restated the GMACM Private Platform to include these previously omitted transactions.